Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-76356 and 333-97821), in the Registration Statements on Form S-4 (Nos. 333-52232 and 333-63252) and in the Registration Statements on Form S-8 (Nos. 333-45351, 333-43059, 333-86681, 333-93419, 333-46816, 333-57778, 333-59820, 333-61952, 333-72544, 333-73574, 333-76312, 333-89168, 333-108049, 333-112025, 333-116095 and 333-126819) of Polycom, Inc. of our report dated March 16, 2007, with respect to the consolidated balance sheets of SpectraLink Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated by reference in the Form 8-K/A of Polycom, Inc. dated June 4, 2007.

/s/ KPMG LLP

Boulder, Colorado

June 4, 2007